EXHIBIT 99.1

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Commentary for the Week Ended February 27, 2009
GRANT PARK WEEKLY PERFORMANCE STATISTICS*
2/27/2009

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-1.18%	-0.83%	-1.73%
Class B Units	-1.20%	-0.90%	-1.87%

S&P 500 Total Return Index**	-4.49%	-10.65%	-18.18%
Lehman Long Government Index**	-1.99%	-0.77%	-9.21%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Metals
●	Grant Park’s positions in the metals markets are mixed
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Falling prices in the gold markets resulted in setbacks for Grant Park’s long positions this past week. Gold prices fell for five consecutive days finishing the week nearly 6% lower.  The downward movement was most likely caused by traders taking profits after gold’s recent upswing through key levels of $1000 per troy ounce earlier this month.

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Short copper positions also met with setbacks.  Investors bid up copper against short positions throughout the week on beliefs that recent stimulus efforts across the globe would result in increased demand for industrial materials such as copper.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Fixed Income
●	Grant Park’s positions in the domestic and international fixed income markets are predominantly long.
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Setbacks were also found in the fixed income markets this past week.  Long German Bund positions registered losses as concerns over increasing debt supply in Europe caused prices to decrease.  Prices declined furthered as investors liquidated fixed income positions in order to take advantage of a late-week rally in the equity markets.

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In the Asian markets, Grant Park’s long Japanese Government Bond positions endured setbacks, as improved sentiment in the equity markets, caused by a rally in the Nikkei 225, weighed on demand for Japanese debt.

Equity Indices
●	Grant Park’s positions in the equity indices markets are predominantly short.
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Short position the U.S. equity markets were able to partially offset portfolio losses this past week.  U.S. equity markets fell below levels unseen since the mid-1990s posting gains for short positions.  A main driver behind the drop was the announcement that the U.S. government would be acquiring 36% of Citibank.

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The release of data showing a 6.2% contraction in the U.S. economy also drove equity markets lower.  Last week’s economic growth report, which signaled the biggest quarterly decline since 1982, had the biggest impact on the S&P 500 which fell nearly 5% for the week.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.